EXHIBIT 99.2

www.thorindustries.com SECOND QUARTER OF FISCAL 2024 FINANCIAL RESULTS

FORWARD - LOOKING STATEMENTS This presentation includes certain statements that are “forward - looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks . These forward - looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others : the impact of inflation on the cost of our products as well as on general consumer demand ; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints ; the impact of war, military conflict, terrorism and/or cyber - attacks, including state - sponsored or ransom attacks ; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers ; the dependence on a small group of suppliers for certain components used in production, including chassis ; interest rates and interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers ; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share ; the level and magnitude of warranty and recall claims incurred ; the ability of our suppliers to financially support any defects in their products ; legislative, regulatory and tax law (including recent and pending tax - law changes implementing new, widely adopted "Pillar II" tax principles) and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers ; the costs of compliance with governmental regulation ; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations ; public perception of and the costs related to environmental, social and governance matters ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; the impact of exchange rate fluctuations ; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers ; management changes ; the success of new and existing products and services ; the ability to maintain strong brands and develop innovative products that meet consumer demands ; the ability to efficiently utilize existing production facilities ; changes in consumer preferences ; the risks associated with acquisitions, including : the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand ; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers ; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities ; increasing costs for freight and transportation ; the ability to protect our information technology systems from data breaches, cyber - attacks and/or network disruptions ; asset impairment charges ; competition ; the impact of losses under repurchase agreements ; the impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold ; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold ; changes to our investment and capital allocation strategies or other facets of our strategic plan ; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt . These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10 - Q for the quarter ended January 31 , 2024 and in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2023 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law . 2

SECOND QUARTER FISCAL 2024 SUMMARY SECOND QUARTER FISCAL 2024 HIGHLIGHTS Financial performance reflects efforts to slow output to align wholesale shipments with retail demand and support independent dealers in managing inventory levels ▪ European segment continues to deliver solid year - over - year top and bottom - line growth driven by strong operating performance ▪ Positioning operating companies and independent dealers for successful spring selling season ▪ Channel inventory appropriately positioned ▪ Model year 2024 lineup aimed at meeting current demand ▪ Continued dealer focus on inventory management in the face of higher interest rates and inflationary pressures NET SALES BY SEGMENT NET SALES $2.21B (5.9)% (1) GROSS MARGIN 12.3% +20 bps (1) DILUTED EPS (2) $0.13 (74.0)% (1) Segment Net Sales Net Sales Change (1) North American Towable $731.0M (11.9)% North American Motorized $570.4M (22.8)% European $782.3M +20.9% (1) As compared to the second quarter of fiscal 2023 (2) Attributable to THOR Industries, Inc. 3

$2,874.4 $10,814.2 $6,056.9 $4,655.2 $948.1 $5,253.6 $10,442.9 $1,153.0 $784.4 $2,916.4 $4,232.5 $1,848.1 $1,072.7 $1,142.0 $2,644.2 $3,051.5 $3,055.7 $2,746.3 1/31/20 1/31/21 1/31/22 1/31/23 1/31/24 European $782.3 35.4% NA Motorized $570.4 25.8% NA Towable $731.0 33.1% Other $123.7 5.7% 115,200 78,100 112,000 87,800 1/31/20 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS 121,300 RV BACKLOG OF $4.66 BILLION (23.1)% (1) $17,726.9 Inventory Units (3) Includes units of Tiffin products subsequent to the December 2020 acquisition of the Tiffin Group NA Towables NA Motorized European (4) Includes Tiffin backlog subsequent to the December 2020 acquisition of the Tiffin Group (3) 1/31/24 (3) 1/31/23 $836.2 (4) SECOND QUARTER FISCAL 2024 RECAP GROSS MARGIN 12.3% +20 bps (1) DILUTED EPS (2) $0.13 (74.0)% (1) NET SALES $2.21 BILLION (5.9)% (1) (4) (3) 1/31/22 UNIT SHIPMENTS 39,476 +4.0% (1) (1) As compared to the second quarter of fiscal 2023 (2) Attributable to THOR Industries, Inc. 4 (4) (3) 1/31/21 NET SALES ($ millions) (4)

($ in Millions) Second Quarter Fiscal 2024 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $731.0 million (11.9)% $53.9 million 2.0% 7.4% +100 bps NORTH AMERICAN TOWABLE SEGMENT 5 Key Drivers ▪ Unit shipments increased 10 . 2 % primarily due to heightened demand for lower - cost travel trailer units, which increased 13 . 9 % over the prior - year period ▪ Disciplined wholesale production assisted independent dealers in maintaining appropriate channel inventory levels ahead of calendar 2024 selling season ▪ Overall net price per unit decreased 22 . 1 % primarily due to the combined impact of a shift in product mix toward travel trailers and more moderately - priced units ▪ Calendar year 2023 travel trailer and fifth wheel market share of 41 . 8% ( - 20 bps y/y) ▪ Gross profit margin increase primarily driven by a decrease in the material cost percentage, due to the combined favorable impacts of product mix changes and cost - saving initiatives, partially offset by higher labor and manufacturing overhead percentages ▪ Order backlog of $ 836 . 2 million

($ in Millions) Second Quarter Fiscal 2024 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $570.4 million (22.8)% $60.7 million (43.4)% 10.6% (390) bps NORTH AMERICAN MOTORIZED SEGMENT 6 Key Drivers ▪ Unit shipments decreased 18 . 4 % due to a softening in current dealer and consumer demand in comparison with the demand in the prior - year quarter, which included independent dealer restocking of certain motorized products ▪ Disciplined wholesale production assisted independent dealers in maintaining appropriate channel inventory levels ahead of calendar 2024 selling season ▪ Calendar year 2023 market share of 48 . 7% (+ 30 bps y/y) ▪ Gross profit margin decrease primarily driven by an increase in sales discounts and chassis costs as well as an increase in manufacturing overhead costs as a percentage of net sales due to the reduction in net sales ▪ Order backlog of $ 1 . 07 billion

EUROPEAN SEGMENT Key Drivers ▪ Net sales increase driven by a 3 . 9 % increase in unit shipments and a 17 . 0 % increase in the overall net price per unit due to the total combined impact of changes in foreign currency, product mix and price ▪ 2Q24 product mix included higher concentration of sales and campervans on of motorcaravans improved chassis supply compared to prior - year period ▪ Favorable foreign currency exchange impact of 4 . 1 % on net sales compared to prior - year period ▪ Gross profit margin improvement primarily driven by net selling price increases, product mix changes and a reduction in labor costs as a percentage of net sales ▪ Independent dealer inventory levels of motorized products generally restocked to appropriate levels exiting 2 Q 24 ▪ Strong order backlog of $ 2 . 75 billion ($ in Millions) Second Quarter Fiscal 2024 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $782.3 million 20.9% $119.3 million 30.5% 15.3% +120 bps 7

NET DEBT / TTM EBITDA 1.5x NET DEBT / TTM ADJUSTED EBITDA 1.4x STRONG FINANCIAL POSITION ($ millions) $91.3 $185.3 $(103.9) $(44.2) FY24 YTD OPERATING CASH FLOW TOTAL LONG - TERM DEBT (1) ($ millions) LIQUIDITY (2) ($ millions) SELECTED FINANCIAL RATIOS (2) (3) TLB $807.6 Senior Unsecured Notes $500.0 ABL $59.6 Other $62.6 Total Long - Term Debt $1,429.8 Cash equivalents $340.2 8 Available credit under ABL $938.0 Total Liquidity $1,278.2 (1) Total gross debt obligations as of January 31, 2024 inclusive of the current portion of long - term debt (2) As of January 31, 2024 (3) See the Appendix to this presentation for reconciliation of non - GAAP measures to most directly comparable GAAP financial measures $78.9 2QFY23 FY23 YTD 2QFY24 Capital Expenditures ($ millions) $45.1 $101.0 $40.7

CAPITAL MANAGEMENT PRIORITIES AND FISCAL 2024 ACTIONS Invest in THOR’s business ▪ Capex spending of $78.9 million YTD Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.48 in October 2023 ▪ Represents 14 th consecutive year of dividend increases Reduce the Company's debt obligations ▪ On November 15 , 2023 , entered into amendments to our term - loan credit facility to extend maturity from Feb . 2026 to Nov . 2030 and reduce the applicable margin used to determine the interest rate on the USD portion of the Term Loan B by 0 . 25% ▪ Concurrently amended our ABL agreement to extend the maturity from Sept . 2026 to Nov . 2028 ▪ Committed to long - term net debt leverage ratio target of less than 1.0x; currently at 1.5x Repurchase shares on a strategic and opportunistic basis ▪ Repurchased $30.0 million YTD ▪ $461.2 million available to be repurchased as of January 31, 2024 under current authorizations Support opportunistic strategic investments 9

FULL - YEAR FISCAL 2024 GUIDANCE OUTLOOK ASSUMPTIONS ▪ Full - year fiscal 2024 outlook adjusted to reflect persisting macro pressures affecting North American independent dealers and consumers, resulting in reduced consolidated net sales and margin expectations as dealers are expected to maintain historically lean inventory levels ▪ While this will impact our earnings results in fiscal 2024 , we have strong confidence in our ability to deliver on our revised fiscal 2024 outlook ▪ North American industry wholesale shipment range between 330 , 000 and 340 , 000 units for fiscal 2024 , resulting in further destocking of channel inventory ( previous range of between 350 , 000 and 365 , 000 units ) ▪ While lowering wholesale shipment expectations, 2 H 24 reflects unit shipment growth and improved profitability within North American Towable segment on a year - over - year basis ▪ Continued strong financial performance in our European segment driven by sustained efforts of our management team, favorable price - cost realization and operational efficiencies ▪ Will face tougher year - over - year comparisons in 2 H 24 as we lap restocking volumes in 2 H 23 $ 10.0 – $ 10.5 B (previously $10.5 - $11.0B) NET SALES GROSS PROFIT MARGIN DILUTED EARNINGS PER SHARE 14.0% – 14.5% (previously 14.5% - 15.0%) $ 5.00 – $ 5.50 (previously $6.25 - $7.25) OTHER FULL - YEAR MODELING ASSUMPTIONS ▪ SG&A expense as a % of sales: >8.0% ▪ Capital expenditures: $180.0 million ▪ Amortization of intangible assets expense: $129.5 million ▪ Tax rate: between 22% and 24% (1) 10 (1) Before consideration of any discrete tax items

KEY TAKEAWAYS Managed production and wholesale shipments to reflect current cautious dealer outlook to better position THOR and its North American dealers with lean inventories of appropriate product ahead of the calendar 2024 selling season Continued strong financial performance in our European segment driven by sustained efforts of our management team, favorable price - cost realization, operational efficiencies and successful restocking of motorized products North American operating companies pursuing initiatives to enhance operations and through - cycle profitability, including brand and footprint rationalization, product portfolio optimization and cost management Full - year fiscal 2024 outlook adjusted, to reflect macro pressures affecting North American independent dealers and consumers, resulting in reduced consolidated net sales and margin expectations as dealers are expected to maintain historically lean inventory levels 11

APPENDIX 12

The Global RV Industry Leader THOR SNAPSHOT (1) (1) As of July 31, 2023 Founded 1980 Headquarters Elkhart, Indiana Countries with Distribution 25+ Team Members 24,900 Countries with Manufacturing 6 Facilities Worldwide >400 Independent Dealership Locations 3,500 NET SALES BY SEGMENT (1) NET SALES BY COUNTRY (1) United States, 66.9% Germany, 16.3% Other Europe, 11.0% Canada, 5.3% Other, 0.5% North American Towable 37.8% North American Motorized 29.8% European 27.3% Other, 5.1% EUROPEAN OTHER NORTH AMERICAN MOTORIZED NORTH AMERICAN TOWABLE 13

THOR'S PRODUCT LEADERSHIP

	NORTH AMERICAN					EUROPEAN
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Segments
CATEGORY						
MARKET SHARE (1)	41.2%	43.9%	51.0%	53.9%	38.3%	20.2%
MARKET POSITION (1)	#1	#1	#1	#1	#1	#2

(1) *As of the calendar year ended December 31, 2023. Data reported by Statistical Surveys, Inc is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces. European data is sourced from industry retail registrations statistics that have been compiled from individual countries' reporting of retail sales.*

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RV INDUSTRY OVERVIEW

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2023	**Dec. 2022**	**Unit Change**	**% Change**
313,174	493,268	(180,094)	(36.5)%


173.1 163.1 203.4 227.8 259.5 247.2 247.5 254.6 292.7 321.2 300.1 256.8 311.0 320.9 370.0 384.5 390.4 353.5 237.0 165.6 242.3 252.4 285.7 321.1 356.7 374.2 430.7 504.6 483.7 406.1 430.4 600.2 493.3 313.2 350.1
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2023	**Dec. 2022**	**Unit Change**	**% Change**
267,295	434,858	(167,563)	(38.5)%


120.8 121.1 156.5 176.5 201.3 194.3 192.2 199.5 229.1 249.7 239.1 207.6 250.6 258.9 298.3 323.0 334.5 298.1 208.6 152.4 217.1 227.6 257.6 282.8 312.8 326.9 376.0 442.0 426.1 359.4 389.6 544.0 434.9 267.3 301.8
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2023	**Dec. 2022**	**Unit Change**	**% Change**
45,879	58,410	(12,531)	(21.5)%


52.3 41.9 46.9 51.3 58.2 52.8 55.3 55.1 63.5 71.5 61.0 49.2 60.4 62.0 71.7 61.4 55.8 55.4 28.4 13.2 25.2 24.8 28.2 38.3 44.0 47.3 54.7 62.6 57.6 46.6 40.8 56.2 58.4 45.9 48.3
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (e)

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Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2024 represents the most recent RVIA "most likely" estimate from their February 2024 issue of Roadsigns

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RV INDUSTRY OVERVIEW

Europe

EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY [1]

Country	Caravans			Motorcaravans			Total		
	Calendar Year		%	Calendar Year		%	Calendar Year		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change
Germany	21,896	24,478	(10.5)%	68,469	66,507	3.0 %	90,365	90,985	(0.7)%
France	7,448	7,330	1.6 %	23,936	24,611	(2.7)%	31,384	31,941	(1.7)%
U.K.	13,193	13,884	(5.0)%	12,219	11,823	3.3 %	25,412	25,707	(1.1)%
Netherlands	6,781	7,946	(14.7)%	2,230	2,260	(1.3)%	9,011	10,206	(11.7)%
Switzerland	1,580	1,775	(11.0)%	7,279	7,165	1.6 %	8,859	8,940	(0.9)%
Sweden	2,013	3,164	(36.4)%	2,676	3,498	(23.5)%	4,689	6,662	(29.6)%
Italy	651	659	(1.2)%	5,833	5,828	0.1 %	6,484	6,487	— %
Belgium	1,026	1,306	(21.4)%	5,693	6,108	(6.8)%	6,719	7,414	(9.4)%
Spain	1,266	1,579	(19.8)%	5,270	5,323	(1.0)%	6,536	6,902	(5.3)%
All Others	7,897	9,424	(16.2)%	12,734	14,681	(13.3)%	20,631	24,105	(14.4)%
Total	**63,751**	**71,545**	(10.9)%	**146,339**	**147,804**	(1.0)%	**210,090**	**219,349**	(4.2)%

- The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly
- Industry wholesale shipment data for the European RV market is not available

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* [1] [2]



1990: 201 / 144
1991: 192 / 141
1992: 170 / 162
1993: 151 / 182
1994: 146 / 217
1995: 138 / 222
1996: 135 / 219
1997: 140 / 220
1998: 143 / 253
1999: 152 / 272
2000: 162 / 274
2001: 166 / 251
2002: 174 / 274
2003: 182 / 292
2004: 198 / 324
2005: 203 / 320
2006: 210 / 310
2007: 208 / 366
2008: 189 / 289
2009: 154 / 206
2010: 150 / 228
2011: 156 / 247
2012: 147 / 264
2013: 137 / 304
2014: 140 / 333
2015: 152 / 376
2016: 168 / 416
2017: 190 / 471
2018: 202 / 493
2019: 211 / 465
2020: 236 / 522
2021: 261 / 570
2022: 219 / 449
2023: 210 / 379
Europe
North America

[1] *Source*: European Caravan Federation; Calendar years ended December 31, 2023 and 2022; European retail registration data available at www.CIVD.de

[2] *Source*: Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com

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17 Intention to RV is high Consumer satisfaction among RV owners is very strong RV Owner future purchase intent is high Interest in the RV lifestyle continues to exceed pre - pandemic levels 15 % CONSUMER TRENDS SUPPORT LONG - TERM RV INDUSTRY GROWTH Supported by Real Data from RVers 99% 57% (1) SimilarWeb; U.S. data, only; (2) 2022 THOR North American Travel Trailer Study; (3) 2022 THOR North American Fifth Wheel Study; (4) 2023 THOR North American Class A RV Study; (5) 2022 THOR North American Class C RV Study; (6) RVshare the Road Ahead 2024 Travel Trend Report Edition 92 % of Travel Trailer Owners plan to purchase an RV in the future; intention is also high across RV types: Class A RV (93%), Camper Van (57%), Class C RV (96%), Fifth Wheel (95%) (2) (3) (4) (5) increase in RV OEM website traffic when comparing Jan 2024 to Jan 2020 RV Dealership (up 55%), Campground Booking (up 47%), and RV Rental (up 46%) websites also experienced increases (1) of Class C Owners report satisfaction with their units, while Class A RV (96%), Camper Van (97%), Travel Trailer (94%) and Fifth Wheel (96%) Owners also report strong satisfaction (2) (3) (4) (5) of U.S. travelers are planning a road trip or vacation in an RV within the next twelve months (6)

QUARTERLY EBITDA RECONCILIATION

($ in thousands)		TTM Fiscal Quarters				
	2QFY23	3QFY23	4QFY23	1QFY24	2QFY24	TTM
Net Income	**$ 25,806**	**$ 119,729**	**$ 91,282**	**$ 55,033**	**$ 5,326**	**$ 271,370**
Add Back:						
Interest Expense, Net [1]	25,633	26,362	22,645	20,197	28,229	97,433
Income Taxes	6,912	35,722	40,631	17,549	1,568	95,470
Depreciation and Amortization of Intangibles	67,682	68,151	74,102	67,278	68,119	277,650
EBITDA	**$ 126,033**	**$ 249,964**	**$ 228,660**	**$ 160,057**	**$ 103,242**	**$ 741,923**
Add Back:						
Stock-Based Compensation Expense	8,543	9,672	12,905	10,452	9,246	42,275
Change in LIFO Reserve	7,800	6,500	5,352	—	(3,000)	8,852
Net (Income) Expense Related to Certain Contingent Liabilities	(1,200)	(1,006)	(1,733)	(10,000)	(4,200)	(16,939)
Non-Cash Foreign Currency Loss (Gain)	(5,760)	(295)	714	(979)	1,724	1,164
Market Value Loss (Gain) on Equity Investments	1,693	2,682	3,476	2,871	530	9,559
Equity Method Investment Loss (Gain)	—	4,688	5,748	5,935	3,502	19,873
Debt Amendment Expenses	—	—	—	—	7,175	7,175
Other Loss (Gain), Including Sales of Property, Plant and Equipment	(3,984)	—	(5,042)	(1,418)	(9,533)	(15,993)
Adjusted EBITDA	**$ 133,125**	**$ 272,205**	**$ 250,080**	**$ 166,918**	**$ 108,686**	**$ 797,889**
Net Sales	$ 2,346,635	$ 2,928,820	$ 2,738,066	$ 2,500,759	$ 2,207,369	$ 10,375,014
Adjusted EBITDA Margin (%)	**5.7 %**	**9.3 %**	**9.1 %**	**6.7 %**	**4.9 %**	**7.7 %**

Total Long-Term Debt as of January 31, 2024 [2]	**$ 1,429,786**
Less: Cash and Cash Equivalents	**340,192**
Net Debt	**$ 1,089,594**
Net Debt / TTM EBITDA	**1.5 x**
Net Debt / TTM Adjusted EBITDA	**1.4 x**

[1] Includes $7,566 of costs associated with the debt amendment as outlined in Note 12 of the 2Q24 Notes to the Condensed Consolidated Financial Statements
[2] Total debt obligations as of January 31, 2024 inclusive of the current portion of long-term debt

Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. Adjusted EBITDA is defined as net income before net interest expense, income tax expense and depreciation and amortization adjusted for certain items and other one-time items. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

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www.thorindustries.com INVESTOR RELATIONS CONTACT Michael Cieslak, CFA mcieslak@thorindustries.com (574) 294 - 7724